UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 8, 2012

PAREXEL International Corporation
(Exact name of registrant as specified in charter)

Massachusetts	000-21244	04-2776269
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

195 West Street, Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (781) 487-9900

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations for the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On August 8, 2012, PAREXEL International Corporation (the “Company”) announced its financial results for the fiscal quarter and year ended June 30, 2012. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 2.02 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.
The Company issued a press release on August 8, 2012, announcing that its Board of Directors had approved a share repurchase program authorizing the repurchase, subject to the receipt of consents of the lenders under its existing Credit Agreement, dated as of June 30, 2011, with Bank of America, N.A., as Administrative Agent, of up to $200 million of the Company's common stock. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.2 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated August 8, 2012.
99.2	Press release dated August 8, 2012.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2012	PAREXEL International Corporation
By:	/s/ James F. Winschel, Jr.
James F. Winschel, Jr. SVP and CFO

Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:     James Winschel, Senior Vice President and Chief Financial Officer
Jill Baker, Corporate Vice President of Investor Relations
+1-781-434-4118

PAREXEL INTERNATIONAL REPORTS FOURTH QUARTER
AND FISCAL YEAR 2012 RESULTS

•	Fourth quarter consolidated service revenue of $392.6 million increased 26.4% year-over-year

•	Fourth quarter GAAP diluted earnings per share of $0.29; adjusted earnings per share of $0.34 excluding special charges

•	Net new business wins of $601.9 million resulted in a fourth quarter net book-to-bill ratio of 1.53, generating backlog of approximately $4.4 billion

•	Reduction in Days Sales Outstanding to 49 days contributed to operating cash flow of approximately $75 million

•	Company increased forward-looking revenue guidance, narrowed projected EPS range

Boston, MA, August 8, 2012 - PAREXEL International Corporation (NASDAQ: PRXL) today reported financial results for the fourth quarter and fiscal year ended June 30, 2012.

For the three months ended June 30, 2012 consolidated service revenue increased by approximately 26.4% to $392.6 million compared with $310.5 million in the prior year period. Excluding the negative impact from foreign exchange movements in the current quarter of $6.4 million, and approximately $0.5 million of revenue in the fourth quarter of the prior year related to subsequently divested Phase I units, revenue increased 28.7%. Operating income as reported under Generally Accepted Accounting Principles (GAAP) totaled $25.5 million, or 6.5% of consolidated service revenue, in the fourth quarter of Fiscal Year 2012, as compared with $1.6 million, or 0.5% of consolidated service revenue, in the comparable quarter of the prior year. GAAP net income for the quarter totaled $17.8 million, or $0.29 per diluted share, compared with a GAAP net loss of $1.6 million, or a loss of $0.03 per diluted share, for the quarter ended June 30, 2011.

The financial results of the June quarter in the current and prior periods each included special items, as detailed in the financial charts within this press release. Excluding the impact of special items, adjusted operating income in the fourth quarter of Fiscal Year 2012 was $26.7 million, or 6.8% of consolidated service revenue. Excluding the special items in the prior year period, adjusted operating income was $10.5 million, or 3.4% of consolidated service revenue, in the fourth quarter of Fiscal Year 2011. Adjusted net income in the current and prior periods (which excludes the special items referenced above) was $20.7 million, or $0.34 per diluted share in the quarter ended June 30, 2012, and was $6.1 million, or $0.10 per diluted share in the quarter ended June 30, 2011.

Consolidated service revenue for the fourth quarter of Fiscal Year 2012 was $292.1 million in Clinical Research Services (CRS), $49.7 million in PAREXEL Consulting and Medical Communications Services (PCMS), and $50.8 million in Perceptive Informatics, Inc. (Perceptive).

On a GAAP basis for the full fiscal year ended June 30, 2012, consolidated service revenue was $1,396.5 million versus $1,212.1 million in the prior year, a year-over-year increase of 15.2%. Excluding the negative impact of foreign exchange of approximately $3.2 million in Fiscal Year 2012, and approximately $4.4 million of revenue in the prior year related to subsequently divested Phase I units, revenue increased 15.9% from the prior year. For Fiscal Year 2012, GAAP operating income was $88.8 million, or 6.4% of consolidated service revenue, compared with GAAP Fiscal Year 2011 operating income of $81.6 million, or 6.7% of consolidated service revenue. GAAP operating income increased 8.8% year-over-year. Net income on a GAAP basis for Fiscal Year 2012 was $63.2 million, or $1.05 per diluted share, compared with GAAP net income of $48.8 million, or $0.81 per diluted share, in Fiscal Year 2011. On a GAAP basis, net income in the current year increased by 29.5%, and earnings per diluted share increased by 29.6%.

Excluding the impact of special items, as detailed in the attached financial tables in both periods, adjusted operating income was $95.6 million, or 6.8% of consolidated service revenue in Fiscal Year 2012, compared with adjusted operating income of $90.1 million, or 7.4% of consolidated service revenue, in Fiscal Year 2011. On this adjusted basis, operating income in Fiscal Year 2012 increased

6.1% year-over-year. Excluding the special items noted in the attached financial charts in both periods, adjusted net income for the twelve months ended June 30, 2012 was $66.2 million, or $1.10 per diluted share, compared with adjusted net income of $56.9 million, or $0.95 per diluted share, in the comparable prior year twelve-month period. Using adjusted numbers in both periods, adjusted net income in the current fiscal year increased by 16.3% and adjusted earnings per diluted share increased by 15.8%.

Consolidated service revenue for Fiscal Year 2012 was $1,038.7 million in CRS, $167.1 million in PCMS, and $190.7 million in Perceptive.

The Company reported a Fiscal Year 2012 ending backlog of $4.394 billion, an increase of 27.6% over the ending backlog reported for Fiscal Year 2011. The reported backlog included gross new business wins in the quarter of $822.4 million, cancellations of $220.5 million, and a negative impact from foreign exchange rates of $39.0 million. The net book-to-bill ratio was 1.53 for the quarter, and was 1.76 for Fiscal Year 2012.

Mr. Josef H. von Rickenbach, PAREXEL's Chairman and Chief Executive Officer stated, “Fiscal Year 2012 was a watershed year for our industry, and a defining year for PAREXEL. We further solidified our leadership position in the marketplace as evidenced by an increase in backlog which grew 27.6% year-over-year, double digit revenue and earnings per share growth, and record high cash flow. Our differentiated product offerings have clearly resonated with clients, and we are a winner in a profoundly changed competitive landscape.”

Mr. von Rickenbach continued, “After achieving a very healthy level of new business wins in 2011 and 2012, and accelerating revenue growth this past fiscal year, we will continue to be highly focused on client satisfaction and margin improvement going forward. We expect hiring needs to moderate over the course of the fiscal year, and to generate increasing productivity and efficiency from the more than 2,000 additional new employees who joined us during Fiscal Year 2012. Furthermore, we have a number of well-defined margin improvement initiatives underway which we believe will enable us to profitably convert our backlog and help us to deliver long-term sustainable growth in revenue and margins.”

In separate press releases issued today, the Company also announced plans to initiate a $200 million stock buyback program, subject to the consent of the Company's existing lenders. In addition, the Company announced plans for the transition of PAREXEL's financial leadership.

The Company issued forward-looking guidance for the first quarter of Fiscal Year 2013 (ending September 30, 2012), and for Fiscal Year 2013. The Company expects to report consolidated service revenue for the first quarter (ending September 30, 2012) in the range of $395 to $400 million and GAAP earnings per diluted share in the range of $0.28 to $0.30. For Fiscal Year 2013, consolidated service revenue is expected to be in the range of $1.630 to $1.660 billion and GAAP earnings per diluted share in the range of $1.33 to $1.45. (Previously issued guidance for Fiscal Year 2013 was for service revenue of $1.625 to $1.655 billion and GAAP earnings per diluted share of $1.31 to $1.47). The guidance does not include any impact from the Company's recently announced stock repurchase program.

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures. The Company believes that presenting the non-GAAP financial measures contained in this press release assists investors and others in gaining a better understanding of its core operating results and future prospects, especially when comparing such results to previous periods or forecasted guidance, because such measures exclude items that are outside of the Company's normal operations and/or, in certain cases, are difficult to forecast accurately for future periods. Management uses non-GAAP financial measures, in addition to the measures prepared in accordance with GAAP, as the basis for measuring the Company's core operating performance and comparing such performance to that of prior periods and to the performance of its competitors for the same reasons stated above. Such measures are also used by management in its financial and operating decision-making. Non-GAAP financial measures are not meant to be considered superior to or a substitute for the Company's results of operations prepared in accordance with GAAP.

A conference call to discuss PAREXEL's fourth quarter and Fiscal Year 2012 earnings, business, and financial outlook will begin at 10:00 a.m. ET on Thursday, August 9, 2012 and will be broadcast live over the internet via webcast. The webcast may be accessed in the “Upcoming Events” portion of the main page of the Investor Relations section of the Company's website at www.PAREXEL.com. Users should follow the instructions provided to assure that the necessary audio applications are downloaded and installed. A replay of this webcast will be archived on the website approximately two hours after the call and will continue to be accessible for approximately one year following the live event. To participate via telephone, dial +1 (408) 940-3886 and ask to join the PAREXEL International Fourth Quarter and Fiscal Year 2012 earnings conference call.

Certain trended financial information may be found in the Investor Relations section of the Company's website under the “Additional Financials” section.

About PAREXEL International

PAREXEL International Corporation is a leading global bio/pharmaceutical services organization, providing a broad range of knowledge-based contract research, consulting, and medical communications services to the worldwide pharmaceutical, biotechnology and medical device industries. Committed to providing solutions that expedite time-to-market and peak-market penetration, PAREXEL has developed significant expertise across the development and commercialization continuum, from drug development and regulatory consulting to clinical pharmacology, clinical trials management, medical education and reimbursement. Perceptive Informatics, Inc., a subsidiary of PAREXEL, provides advanced technology solutions, including medical imaging, to facilitate the clinical development process. Headquartered near Boston, Massachusetts, PAREXEL operates in 70 locations throughout 51 countries around the world, and has approximately 12,695 employees. For more information about PAREXEL International visit www.PAREXEL.com.

PAREXEL is a registered trademark of PAREXEL International Corporation, and Perceptive Informatics is a trademark of Perceptive Informatics, Inc. All other names or marks may be registered trademarks or trademarks of PAREXEL International Corporation, Perceptive Informatics, Inc. or their respective owners and are hereby acknowledged.

The financial audit for FY 2012 has not yet been completed. Consequently, the results of operations reported in this release are subject to possible change.

This release contains “forward-looking” statements regarding future results and events, including, without limitation, statements regarding expected financial results, future growth and customer demand. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “appears,” “estimates,” “projects,” “will,” “would,” “could,” “should,” “targets,” and similar expressions are also intended to identify forward-looking statements. The forward-looking statements in this release involve a number of risks and uncertainties. The Company's actual future results may differ significantly from the results discussed in the forward-looking statements contained in this release. Important factors that might cause such a difference include, but are not limited to, risks associated with: actual operating performance; actual expense savings and other operating improvements resulting from recent and anticipated restructurings; the loss, modification, or delay of contracts which would, among other things, adversely impact the Company's recognition of revenue included in backlog; the Company's dependence on certain industries and clients; the Company's ability to win new business, manage growth and costs, and attract and retain employees; the Company's ability to complete additional acquisitions and to integrate newly acquired businesses or enter into new lines of business; the impact on the Company's business of government regulation of the drug, medical device and biotechnology industry; consolidation within the pharmaceutical industry and competition within the biopharmaceutical services industry; the potential for significant liability to clients and third parties; the potential adverse impact of health care reform; and the effects of exchange rate fluctuations and other international economic, political, and other risks. Such factors and others are discussed more fully in the section entitled “Risk Factors” of the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 as filed with the SEC on May 10, 2012, which “Risk Factors” discussion is incorporated by reference in this press release. The Company specifically disclaims any obligation to update these forward-looking statements in the future. These forward-looking statements should not be relied upon as representing the Company's estimates or views as of any date subsequent to the date of this press release.

PAREXEL International Corporation
Consolidated Condensed Statement of Operations
Unaudited

	Three Months Ended				Three Months Ended
(in thousands, except per share data)	June 30, 2012				June 30, 2011
	As Reported	Adjustments		Non-GAAP	As Reported		Adjustments		Non-GAAP

Service revenue	$392,611	$—		$392,611	$310,524		$—		$310,524
Reimbursement revenue	65,134			65,134	52,633				52,633
Total revenue	457,745	—		457,745	363,157		—		363,157

Costs and expenses:
Direct costs	280,111			280,111	213,046	(a)	—		213,046
Reimbursable out-of-pocket expenses	65,134			65,134	52,633				52,633
Selling, general and administrative	70,956	(560)	(b)	70,396	69,359	(a)	—		69,359
Depreciation	13,220			13,220	15,111				15,111
Amortization	2,211			2,211	2,523				2,523
Restructuring charge	574	(574)	(c)	—	8,924		(8,924)	(d)	—
Total costs and expenses	432,206	(1,134)		431,072	361,596		(8,924)		352,672

Income from operations	25,539	1,134		26,673	1,561		8,924		10,485

Other (expense) income	(651)	1,488	(e)	837	(205)		1,076	(e)	871

Income before income taxes	24,888	2,622		27,510	1,356		10,000		11,356

Provision for income tax expense	7,100	(302)	(f)	6,798	2,927		2,353	(f)	5,280
Effective tax rate	28.5%			24.7%	215.9%				46.5%

Net income (loss)	$17,788	$2,924		$20,712	$(1,571)		$7,647		$6,076

Earnings (loss) per common share:
Basic	$0.30			$0.35	$(0.03)				$0.10
Diluted	$0.29			$0.34	$(0.03)				$0.10

Shares used in computing earnings per common share:
Basic	59,949			59,949	58,902				58,902
Diluted	60,936			60,936	60,347				60,347

(a) Prior year numbers have been reclassified to conform with the current year presentation.
(b) Legal charges related to an adverse judgment related to an exited facility.
(c) Adjustments to facility-related charges of $0.6 million related to restructuring plans.
(d) Restructuring charges of $4.3 million of facility-related costs, $1.5 million in severance costs, and $3.1 million in impairment charges related to exited facilities.
(e) Loan impairment charge of $1.2 million related to the divestiture of an Early Phase business and a $0.3 million impairment of investment in FY12; accelerated amortization of financing fees related to debt refinancing in FY11.

(f) $2.2 million expense related to the adjustment of net operating loss carryforwards offset by a $1.8 million benefit related to tax reserves in Q4 FY12, and tax related to items (b) through (e), respectively.

	Preliminary
Balance Sheet Information	June 30, 2012	June 30, 2011
Billed accounts receivable, net	$397,372	$341,279
Unbilled accounts receivable, net	251,845	308,364
Deferred revenue	(359,714)	(311,896)
Net receivables	$289,503	$337,747

Cash and marketable securities	$213,579	$89,056
Working capital	$349,797	$317,297
Total assets	$1,537,036	$1,429,483
Short-term borrowings	$5,003	$5,867
Long-term debt	$215,000	$240,102
Stockholders' equity	$611,882	$566,004

PAREXEL International Corporation
Consolidated Condensed Statement of Operations
Unaudited

	Twelve Months Ended				Twelve Months Ended
(in thousands, except per share data)	June 30, 2012				June 30, 2011
	As Reported	Adjustments		Non-GAAP	As Reported		Adjustments		Non-GAAP

Service revenue	$1,396,508	$—		$1,396,508	$1,212,099		$—		$1,212,099
Reimbursement revenue	221,726	—		221,726	210,326		—		210,326
Total revenue	1,618,234	—		1,618,234	1,422,425		—		1,422,425

Costs and expenses:
Direct costs	971,829	—		971,829	797,784	(a)	(368)	(b)	797,416
Reimbursable out-of-pocket expenses	221,726	—		221,726	210,326		—		210,326
Selling, general and administrative	263,462	(560)	(c)	262,902	259,099	(a)	(7)	(b)	259,092
Depreciation	57,419	—		57,419	55,549		—		55,549
Amortization	8,753	—		8,753	9,931		—		9,931
Restructuring charge	6,243	(6,243)	(d)	—	8,106		(8,106)	(b)	—
Total costs and expenses	1,529,432	(6,803)		1,522,629	1,340,795		(8,481)		1,332,314

Income from operations	88,802	6,803		95,605	81,630		8,481		90,111

Other expense	(9,096)	1,488	(e)	(7,608)	(22,996)		2,242	(f)	(20,754)

Income before income taxes	79,706	8,291		87,997	58,634		10,723		69,357

Provision for income tax expense	16,548	5,278	(g)	21,826	9,848		2,623	(h)	12,471
Effective tax rate	20.8%			24.8%	16.8%				18.0%

Net income	$63,158	$3,013		$66,171	$48,786		$8,100		$56,886

Earnings per common share:
Basic	$1.06			$1.11	$0.83				$0.97
Diluted	$1.05			$1.10	$0.81				$0.95

Shares used in computing earnings per common share:
Basic	59,464			59,464	58,634				58,634
Diluted	60,426			60,426	59,874				59,874

(a) Prior year numbers have been reclassified to conform with the current year presentation.
(b) Restructuring charges of $4.1 million of facility-related costs, $1.3 million in severance costs, and $3.1 million in impairment charges related to exited facilities.
(c) Legal charges related to an adverse judgment related to an exited facility.
(d) Restructuring charges include $4.3 million in severance costs (net of a $1.0 million reduction in the FY10 Plan) and $1.9 million of facility-related costs.
(e) Loan impairment charge of $1.2 million related to divestiture of an Early Phase business and a $0.3 million impairment charge on an investment.
(f) Impairment charge on an asset and accelerated amortization of financing fees related to debt refinancing.
(g) Tax related to items (c) through (e); $2.2 million expense related to the adjustment of net operating loss carryforwards offset by a $1.8 million benefit related to tax reserves in Q4 FY12; and a $4.2 million benefit in Q3 FY12 due to the favorable conclusion of a tax examination and expiration of statutory periods, primarily in European jurisdictions.

(h) Tax associated with items (b) and (f).

PAREXEL International Corporation
Consolidated Condensed Statement of Operations
Unaudited

	Three Months Ended	Three Months Ended
(in thousands)	June 30, 2012	June 30, 2011 (a)

Clinical Research Services (CRS)

Service revenue	$292,053	$232,818
% of total service revenue	74.4%	75.0%
Gross profit	$71,625	$64,845
Gross margin % of service revenue	24.5%	27.9%

PAREXEL Consulting & Medical Communications
Services (PCMS)

Service revenue	$49,721	$35,244
% of total service revenue	12.7%	11.3%
Gross profit	$20,824	$14,407
Gross margin % of service revenue	41.9%	40.9%

Perceptive Informatics (PI)

Service revenue	$50,837	$42,462
% of total service revenue	12.9%	13.7%
Gross profit	$20,051	$18,226
Gross margin % of service revenue	39.4%	42.9%

Total service revenue	$392,611	$310,524
Total gross profit	$112,500	$97,478
Gross margin % of service revenue	28.7%	31.4%

Revenue by Geography

The Americas	$191,363	$117,576
Europe, Middle East & Africa	$147,161	$146,063
Asia/Pacific	$54,087	$46,885
Total service revenue	$392,611	$310,524

Quarterly Supplemental Financial Data

Service revenue	$392,611	$310,524
Reimbursement revenue	$65,134	$52,633
Investigator fees	$81,893	$52,079
Gross revenue	$539,638	$415,236

Days sales outstanding	49	69

Capital expenditures	$36,240	$21,426

(a) Prior year numbers have been reclassified to conform with the current year presentation.

PAREXEL International Corporation
Consolidated Condensed Statement of Operations
Unaudited

	Twelve Months Ended	Twelve Months Ended
(in thousands)	June 30, 2012	June 30, 2011 (a)
		As Reported	Adjustments		Non-GAAP

Clinical Research Services (CRS)

Service revenue	$1,038,705	$922,827	$—		$922,827
% of total service revenue	74.4%	76.1%			76.1%
Gross profit	$279,166	$294,200	$201	(b)	$294,401
Gross margin % of service revenue	26.9%	31.9%			31.9%

PAREXEL Consulting & Medical Communications
Services (PCMS)

Service revenue	$167,125	$129,728	$—		$129,728
% of total service revenue	12.0%	10.7%			10.7%
Gross profit	$69,565	$52,049	$55	(b)	$52,104
Gross margin % of service revenue	41.6%	40.1%			40.2%

Perceptive Informatics (PI)

Service revenue	$190,678	$159,544	$—		$159,544
% of total service revenue	13.6%	13.2%			13.2%
Gross profit	$75,948	$68,066	$112	(b)	$68,178
Gross margin % of service revenue	39.8%	42.7%			42.7%

Total service revenue	$1,396,508	$1,212,099	$—		$1,212,099
Total gross profit	$424,679	$414,315	$368		$414,683
Gross margin % of service revenue	30.4%	34.2%			34.2%

Revenue by Geography

The Americas	$635,290	$484,657
Europe, Middle East & Africa	$555,467	$553,801
Asia/Pacific	$205,751	$173,641
Total service revenue	$1,396,508	$1,212,099

(a) Prior year numbers have been reclassified to conform with the current year presentation.
(b) Severance associated with FY11 restructuring activities.

Exhibit 99.2

FOR IMMEDIATE RELEASE

CONTACTS:     James Winschel, Senior Vice President and Chief Financial Officer
        Jill Baker, Corporate Vice President of Investor Relations
+1-781-434-4118

PAREXEL INTERNATIONAL ANNOUNCES STOCK REPURCHASE PROGRAM

Boston, MA, August 8, 2012 - PAREXEL International Corporation (Nasdaq: PRXL) announced today that its Board of Directors has approved a stock repurchase program authorizing the repurchase of up to $200 million of the Company's common stock, subject to the consent of the Company's lenders. There is no set expiration date for the program.

The Company intends to use cash on hand, cash generated from operations, existing credit facilities, or other financing to fund the share repurchase program. As of June 30, 2012, the Company had cash and cash equivalents of approximately $214 million, and availability under its existing lines of credit of $175 million.

The program does not obligate the Company to acquire any particular amount of common stock, and it could be modified, extended, suspended or discontinued at any time.

The timing and amount of repurchases will be determined by PAREXEL's management based on a variety of factors such as trading price, corporate requirements, and overall market conditions, and will be subject to applicable legal requirements including federal and state securities laws. Purchases will be made in open market transactions effected through a broker dealer at prevailing market prices, in block trades, or in privately negotiated transactions. Shares may also be purchased pursuant to a trading plan meeting the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws.

The Company had approximately $6 million remaining under a previous stock repurchase program, which has now been canceled. As of June 30, 2012, PAREXEL had approximately 60.1 million common shares outstanding.

Mr. Josef von Rickenbach, Chairman and CEO of PAREXEL stated, “We are committed to optimizing the capital structure of the Company and to creating and enhancing shareholder value. We're pleased that the strength of our business fundamentals allows us to demonstrate our confidence through this stock repurchase program. We remain positive about the long-term growth and profitability opportunities that lie ahead of us, and look forward to keeping shareholders apprised of our progress.”

About the Company

PAREXEL International Corporation is a leading global bio/pharmaceutical services organization, providing a broad range of knowledge-based contract research, consulting, and medical communications services to the worldwide pharmaceutical, biotechnology and medical device industries. Committed to providing solutions that expedite time-to-market and peak-market penetration, PAREXEL has developed significant expertise across the development and commercialization continuum, from drug development and regulatory consulting to clinical pharmacology, clinical trials management, medical education and reimbursement. Perceptive Informatics, Inc., a subsidiary of PAREXEL, provides advanced technology solutions, including medical imaging, to facilitate the clinical development process. Headquartered near Boston, Massachusetts, PAREXEL operates in 70 locations throughout 51 countries around the world, and has approximately 12,695 employees. For more information about PAREXEL International visit www.PAREXEL.com.

PAREXEL is a registered trademark of PAREXEL International Corporation, and Perceptive Informatics is a trademark of Perceptive Informatics, Inc. All other names or marks may be registered trademarks or trademarks of PAREXEL International Corporation, Perceptive Informatics, Inc. or their respective owners and are hereby acknowledged.

This release contains “forward-looking” statements regarding future results and events, including, without limitation, statements regarding the Company's intention to repurchase shares of its common stock from time to time under the stock repurchase program, the intended use of any repurchased shares, the source of funding for the stock repurchase program, and the Company's expected financial results, future growth and customer demand. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “appears,” “estimates,” “projects,” “will,” “would,” “could,” “should,” “targets,” and similar expressions are also intended to identify forward-looking statements. The forward-looking statements in this release involve a number of risks and uncertainties. The Company's actual future results and actual events may differ significantly from those suggested or indicated in the forward-looking statements contained in this release. Important factors that might cause such a difference include, but are not limited to, the market price of the Company's stock prevailing from time to time, the nature of other investment opportunities presented to the Company from time to time, the Company's cash flow from operations, general economic conditions and other factors discussed more fully in the section entitled “Risk Factors” of the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 as filed with the SEC on May 10, 2012, which “Risk Factors” discussion is incorporated by reference in this press release. The Company specifically disclaims any obligation to update these forward-looking statements in the future. These forward-looking statements should not be relied upon as representing the Company's estimates or views as of any date subsequent to the date of this press release.